EXHIBIT 99.1

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements give effect to the divestiture of the Billing Business by ADC as described under Item 2.01 of this report.  The unaudited pro forma condensed consolidated financial statements make adjustments to our condensed consolidated balance sheet as of April 30, 2004 (unaudited), our condensed consolidated statement of continuing operations for the year ended October 31, 2003, and our condensed consolidated statement of continuing operations for the six months ended April 30, 2004 (unaudited) as if the transaction had been completed on April 30, 2004 for the purposes of the unaudited pro forma condensed consolidated balance sheet and on November 1, 2002 for purposes of the unaudited pro forma condensed consolidated statements of continuing operations.

The unaudited pro forma condensed consolidated financial statements presented are based on the assumptions and adjustments described in the accompanying notes.  The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations that would actually have been reported had the sale occurred as assumed or which may be reported in the future.  The unaudited pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements and related notes of ADC included in our annual report on Form 10-K and quarterly reports on Form 10-Q.

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
April 30, 2004

(In millions)

	Historical ADC (b)	Discontinued Operations ADC (c)	Billing Business (d)	Pro Forma Adjustments		Pro Forma
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$730.2	$—	$(0.4)	$74.5	(e)	$—
				(4.0)	(f)	—
				0.7	(g)	801.0
Available-for-sale securities	11.2	—	—	—		11.2
Accounts receivable, net	106.6	—	(4.9)	—		101.7
Unbilled revenue	29.4	—	(3.5)	—		25.9
Inventories, net	76.7	(7.4)	—	—		69.3
Prepaid and other current assets	42.0	—	(4.0)	4.0	(f)	42.0
Total current assets	996.1	(7.4)	(12.8)	75.2		1,051.1

PROPERTY AND EQUIPMENT, NET	169.6	—	(5.8)	—		163.8
ASSETS HELD FOR SALE	17.8	—	—	—		17.8
RESTRICTED CASH	18.0	—	—	—		18.0
AVAILABLE-FOR-SALE SECURITIES	16.6	—	—	—		16.6
OTHER ASSETS	32.5	—	(5.0)	—		27.5
Total assets	$1,250.6	$(7.4)	$(23.6)	$75.2		$1,294.8

LIABILITIES AND SHAREOWNERS’ INVESTMENT:

CURRENT LIABILITIES:
Accounts payable	$51.8	$—	$(1.1)	$—		$50.7
Accrued compensation and benefits	45.9	(1.1)	(5.5)	—		39.3
Other accrued liabilities	109.7	(6.3)	(18.4)	0.7	(g)	85.7
Restructuring accrual	32.5	—	—	—		32.5
Total current liabilities	239.9	(7.4)	(25.0)	0.7		208.2

LONG-TERM NOTES PAYABLE	400.0	—	—	—		400.0
OTHER LONG-TERM LIABILITIES	2.4	—	—	—		2.4
Total liabilities	642.3	(7.4)	(25.0)	0.7		610.6

SHAREOWNERS’ INVESTMENT (808.8 shares outstanding)	608.3	—	1.4	(1.4	)(h)
				75.9	(i)	684.2
Total liabilities and shareowners’ investment	$1,250.6	$(7.4)	$(23.6)	$75.2		$1,294.8

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF CONTINUING OPERATIONS

Year Ended October 31, 2003

(In millions, except per share amounts)

	Historical ADC (a)	Discontinued Operations ADC (c)	Billing Business (d)	Pro Forma Adjustments		Pro Forma

NET SALES:
Product	$571.7	$(62.0)	$(15.6)	$—		$494.1
Service	201.5	—	(76.0)	—		125.5
TOTAL NET SALES	773.2	(62.0)	(91.6)	—		619.6

COST OF SALES:
Product	316.6	(33.1)	(2.0)	—		281.5
Service	165.2	—	(52.5)	—		112.7
TOTAL COST OF SALES	481.8	(33.1)	(54.5)	—		394.2

GROSS PROFIT	291.4	(28.9)	(37.1)	—		225.4

OPERATING EXPENSES:
Research and development	108.6	(30.6)	(10.1)	—		67.9
Selling and administration	222.1	(29.3)	(31.2)	—		161.6
Impairment charges	15.6	—	—	—		15.6
Restructuring charges	41.8	—	(9.5)	—		32.3

Total Operating Expenses	388.1	(59.9)	(50.8)	—		277.4

OPERATING LOSS	(96.7)	31.0	13.7	—		(52.0)

OTHER INCOME, NET	14.6	(5.4)	(0.2)	1.4	(g)	10.4

LOSS BEFORE INCOME TAXES	(82.1)	25.6	13.5	1.4		$(41.6)
PROVISION (BENEFIT) FOR INCOME TAXES	(5.4)	—	0.9	—		(4.5)
LOSS FROM CONTINUING OPERATIONS	$(76.7)	$25.6	$12.6	$1.4		$(37.1)

AVERAGE COMMON SHARES OUTSTANDING (BASIC AND DILUTED)	803.4					803.4

BASIC AND DILUTED LOSS FROM CONTINUING OPERATIONS PER SHARE	$(0.10)					$(0.05)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF CONTINUING OPERATIONS

Six Months Ended April 30, 2004

(In millions, except per share amounts)

	Historical ADC (b)	Discontinued Operations ADC (c)	Billing Business (d)	Pro Forma Adjustments	Pro Forma

NET SALES:
Product	$261.2	$(11.9)	$(4.6)	$—	$244.7
Service	89.5	—	(30.6)	—	58.9
TOTAL NET SALES	350.7	(11.9)	(35.2)	—	303.6

COST OF SALES:
Product	137.2	(9.9)	(0.5)	—	126.8
Service	74.7	—	(21.2)	—	53.5
TOTAL COST OF SALES	211.9	(9.9)	(21.7)	—	180.3

GROSS PROFIT	138.8	(2.0)	(13.5)	—	123.3

OPERATING EXPENSES:
Research and development	45.8	(11.7)	(4.1)	—	30.0
Selling and administration	94.1	(5.6)	(12.2)	—	76.3
Impairment charges	9.2	(7.6)	—	—	1.6
Restructuring charges	20.5	—	(8.6)	—	11.9

Total Operating Expenses	169.6	(24.9)	(24.9)	—	119.8

OPERATING LOSS	(30.8)	22.9	11.4	—	3.5

OTHER INCOME, NET	8.7	—	0.2	—	8.9

(LOSS) INCOME BEFORE INCOME TAXES	(22.1)	22.9	11.6	—	12.4
PROVISION (BENEFIT) FOR INCOME TAXES	—	—	0.4	—	0.4
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(22.1)	$22.9	$11.2	$—	$12.0

AVERAGE COMMON SHARES OUTSTANDING (BASIC)	807.5				807.5
AVERAGE COMMON SHARES OUTSTANDING (DILUTED)	807.5				812.7

BASIC AND DILUTED (LOSS) INCOME FROM CONTINUING OPERATIONS PER SHARE	$(0.03)				$0.01

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Adjustments

(a)          Historical ADC from ADC’s Form 10-K for the year ended October 31, 2003.

(b)         Historical ADC from ADC’s Form 10-Q as of and for the six months ended April 30, 2004.

(c)          Represents operations discontinued subsequent to the respective period end.  Discontinued operations for the year ended October 31, 2003 includes the BroadAccess40 business, and the business related to our Cuda™ cable modem termination system product line and the operations related to our FastFlow® Broadband Provisioning Manager software.  Discontinued operations as of and for the six months ended April 30, 2004, includes the business related to our Cuda™ cable modem termination system product line and the operations related to our FastFlow® Broadband Provisioning Manager software.

(d)         Represents the balance sheet and the statement of operations for the periods presented for the Billing Business.  Excluded from the statement of operations are certain expenses allocated to the Billing Business such as research and development and selling and administration expenses, which will not be transferred to Intec.

(e)          Adjustment represents cash received from Intec for the purchase of the Billing Business.

(f)            Adjustment represents the $4.0 million drawn by Intec on the $6.0 million line of credit provided by ADC.

(g)         Adjustment represents the fee of $1.4 million ADC expects to receive under the transition services agreement with Intec.   At closing, Intec prepaid $0.7 million related to these services.

(h)         Adjustment represents elimination of equity on the stand-alone Billing Business financial statements.

(i)             Adjustment represents the estimated gain on the sale of the Billing Business.